Exhibit 10.10.2

FIRST AMENDMENT TO THE CALL OPTION AGREEMENT FOR MINERAL RIGHTS AND OTHER COVENANTS

By this private instrument, and in accordance with the Law, the Parties designated and described below, namely,

on one hand,

TERRA GOYANA MINERADORA LTDA., limited liability company with head office in the City of Goiânia, State of Goiás, at Rua João de Abreu, No. 192, 14th Floor, Sala 144-A e 145-A, Setor Oeste, ZIP Code 74120-110, enrolled with CNPJ under No. 01.445.576/0001-25, e-mail: , herein represented in compliance with its Articles of Association by its Directors, Messrs. Luiz Antônio Vessani, Brazilian citizen, divorced, geologist, holder of the Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at , e-mail: , and Marcos de Alencastro Curado, Brazilian citizen, married, businessman, holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at Rua T-5, No. 441, apt. 12, Jardim Goiás District, Goiânia, Goiás, ZIP Code 74.230-042, e-mail: , hereinafter referred to simply as “Terra Goyana”;

BAUTEK MINERAIS INDUSTRIAIS LTDA., limited liability company with head office in the City of Caldas, State of Minas Gerais, at Rodovia BR-459, Km 8, Laranjeiras de Caldas, ZIP Code 37780-000, enrolled with CNPJ under No. 21.229.511/0001-50, e-mail: , herein represented in compliance with its Articles of Association by its Director, Mr. Reinaldo Tito Teixeira Noronha, Brazilian citizen, married, businessman, holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at , e-mail: , hereinafter referred to simply as or “Bautek”;

EDEM EMPRESA DE DESENVOLVIMENTO EM MINERAÇÃO E PARTICIPAÇÕES LTDA., limited liability company with head office in the City of Goiânia, State of Goiás, at Rua Serra Dourada, No. 1213, Quadra 95, Lotes 121 e 123, Santa Genoveva District, ZIP Code 74672-680, enrolled with CNPJ under No. 00.508.829/0001-08, e-mail: , herein represented in compliance with its Articles of Association by its Director, Mr. Luiz Antonio Vessani, described above, hereinafter referred to simply as “Edem”; and

SINTERTEC MINERAIS INDUSTRIAIS LTDA., limited liability company with head office in the City of Poços de Caldas, State of Minas Gerais, at Avenida Santo Antônio, No. 200, Sala 806, Jardim Cascatinha, ZIP Code 37701-036, enrolled with CNPJ under No. 08.227.476/0001-71, e-mail: , herein represented in compliance with its Articles of Association by its Director, Mr. Reinaldo Tito Teixeira Noronha, described above, hereinafter referred to simply as “Sintertec” and, together with Terra Goyana, Bautek and Edem, the “Grantors”;

and, on the other hand,

ALPHA MINERAIS BRAZIL PARTICIPAÇÕES LTDA., limited liability company with head office in the Capital of the State of Minas Gerais, at Rua Turim, No. 59, 3rd floor, Santa Lúcia, ZIP Code 30360-552, enrolled with CNPJ under No. 43.093.229/0001-20, e-mail: , herein represented in compliance with its Articles of Association by its

Directors, Messrs. João Paulo Agapito da Veiga, Brazilian citizen, single, businessman, holder of Identity Card (RG) No. , issued by DETRAN-RJ, enrolled with CPF under No. , resident and domiciled in , e-mail: , and Renato Aureo de Paula Gonzaga, Brazilian citizen, married, economist, holder of Identity Card (RG) No. , resident and domiciled in the Capital of the State of Minas Gerais, e-mail: , both of them with business address in the Capital of the State of Minas Gerais, at Rua Turim, No. 59, 3rd floor, Santa Lúcia, ZIP Code 30360-552, hereinafter referred to as “Grantee”, and together with the Grantor, the “Parties”, indistinctly).

and as Consenting Intervening Parties,

RARE EARTHS AMERICAS PTY LTD., a company duly organized and existing under the laws of Australia, registered under ACN number 664.370.254 and under ABN number 84.664.370.254, with head office at Suite 53 , Level 2, 15-15, Labouchere Road, South Perth, WA, 6151, Australia, enrolled with CNPJ under No. 42.031.082/0001-81, e-mail: , herein represented in compliance with its Bylaws by its Directors, Messrs. Dominic Paul Allen, British citizen, businessman, holder of Passport No. , resident and domiciled at , e-mail: , and Bernardo Sanchez Agapito da Veiga, Brazilian citizen, single, businessman, holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at , e-mail: , hereinafter referred to as “REA”;

SANTÍSSIMA TRINDADE PARTICIPAÇÕES LTDA., limited liability company with head office in the City of Goiânia, State of Goiás, at Rua João de Abreu, No. 192, 14th Floor, sala 146-A, Setor Oeste, ZIP Code 74120-110, enrolled with CNPJ under No. 07.576.372/0001-00, e-mail: , herein represented in compliance with its Articles of Association by its Director, Mr. Marcos de Alencastro Curado, described above, hereinafter referred to simply as “Santíssima Trindade”;

SUPERGRAN MINERAÇÃO LTDA., limited liability company with head office in the City of Barro Alto, State of Goiás, at Estrada Pedra de Fogo, km 15, Pátio 5, Zona Rural, ZIP Code 76390-000, enrolled with CNPJ under No. 09.355.939/0001-43, e-mail: , herein represented in compliance with its Articles of Association by its Directors, Mr. Marcos de Alencastro Curado Filho, Brazilian citizen, married under full separation of property regime, businessman, holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at ; and Luiz Antônio Vessani, described above, hereinafter referred to simply as “Supergran”;

NORTEK PARTICIPAÇÕES LTDA., limited liability company with head office in the City of Belo Horizonte, State of Minas Gerais, at Rua Genoveva de Souza, No. 871, sala E, Sagrada Família District, ZIP Code 31030-220, enrolled with CNPJ under No. 11.249.439/0001-79, e-mail: , herein represented in compliance with its Articles of Association by its Director, Mr. Reinaldo Tito Teixeira Noronha, described above, hereinafter referred to simply as “Nortek”;

SINTERTEC HOLDING, LTD., a company regularly organized and existing under the Laws of the British Virgin Islands, with head office in the City of Road Town, Craigmuir Chambers, Tortola, British Virgin Islands, P.O. Box 71, enrolled with CNPJ under No. 13.872.642/0001-22, e-mail: , herein represented by its legal representative, Mr. Reinaldo Tito Teixeira Noronha, described above, hereinafter referred to simply as “Sinertec Holding”;

LEANDRO ROCHA SCISLEWSKI, Brazilian citizen, married under partial community of property regime, geologist, holder of Identity Card No. , enrolled with CPF under No. , resident and domiciled at , e-mail: , hereinafter referred to simply as “Leandro”;

JOSÉ LINCOLN GAMBIER COSTA, Brazilian citizen, married under community property regime, geologist, holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at , e-mail: , hereinafter referred to simply as “José Lincoln”;

GUSTAVO ALVES GUERRA, Brazilian citizen, single, geologist, holder of Identity Card No. , enrolled with CPF under No. , resident and domiciled at , e-mail: , hereinafter referred to simply as “Gustavo”;

LUIZ ANTONIO VESSANI, described above, hereinafter referred to simply as “Luiz Antonio” and, together with REA, Santíssima Trindade, Supergran, Nortek, Sintertec Holding, Leandro, José Lincoln and Gustavo, the “Consenting Intervening Parties”;

whereas the Parties entered into, on 02.20.2024, the so-called Call Option Agreement for the Mineral Rights and Other Covenants (hereinafter, the “Agreement”), the purpose of which is the exclusive granting, by the Grantors to the Grantee, of a call option of all of the mineral rights represented by (i.) exploration authorizations subject to the administrative proceedings registered with the National Mining Agency (the “ANM”) under Nos. 832.149/2022 and 832.150/2022, with areas of 12.10ha and 61.12ha, respectively, for ilmenite ore, located in the Cities of Poços de Caldas (MG) and Águas da Prata (SP); (ii.) development concession subject to administrative proceeding registered with the ANM under No. 818.865/1971, with an area of 411.10, for the ores bauxite, aluminum and refractory clay, located in the City of Poços de Caldas (MG); (iii.) mining concession subject to administrative proceeding registered with the ANM under No. 830.914/2013, with an area of 120ha, for the ores bauxite, aluminum and refractory clay, located in the City of Caldas (MG); (iv.) exploration authorization and development application subject to administrative proceeding registered with the ANM under No. 806.199/1973, with an area of 40.42ha, for bauxite ore, located in the City of Poços de Caldas (MG), all of which are described and characterized in Annex I. to the Agreement (hereinafter, the “Rights”); and by (v.) the exploration application subject to the process registered with the ANM under No. 832.221/2021, with an area of 115.63ha, for the refractory clay ore, located in the Cities of Andradas (MG) and Caldas (MG), duly described and characterized in Annex II. of the Agreement (hereinafter, the “Exploration Application” and, together with the Rights, the “Mineral Rights” and the “Call Option”, respectively);

whereas the Parties intend to renegotiate the value of the Exercise Price and its payment method, as well as to extend the term of the Agreement and to declare that the “Due Diligence” provided for in Clause 4. has been completed, adopting the new parameters established below in this private instrument;

they resolve, by mutual agreement, to enter into this First Amendment to the Call Option Agreement for Mineral Rights and Other Covenants (hereinafter, the “First Amendment”), amending certain conditions and provisions of the Agreement, as set forth below.

CLAUSE I.

EXERCISE PRICE AND PAYMENT METHOD.

1.1. Change to the Exercise Price. The Parties irrevocably and irreversibly resolve to change the total Exercise Price previously established in item 2.1 of the agreement, to be paid by the Grantee to the Grantors in consideration for the acquisition of all Mineral Rights. This amount will be reduced by the amount in BRL (Reais) equivalent to five million, three hundred thousand US dollars (US$ 5,300,000.00), calculated based on the US$ (US dollar) purchase rate, as announced by the Central Bank of Brazil on the business day immediately prior to the respective payment date, to five million, one hundred sixty thousand US dollars (US$ 5,160,000.00).

1.2. Change in the Payment Method of the Exercise Price. The Parties also irrevocably and irreversibly resolve to change the payment method of the Exercise Price previously established in the same item 2.1. of the Agreement, which will be carried out predominantly through the delivery to the Grantors of shares issued by the Consenting Intervening Party REA, an Australian company that holds all of the Grantee’s capital stock, to be issued within the scope of a liquidity event that makes their public trading possible, on the Australian Securities Exchange or another that may replace it, in compliance with the regulations provided for in the applicable law and in the manner defined below in the new wording of item 2.1.1. of the Agreement, and, subsequently, transferred to the Grantors, by replacing the payment in current currency previously provided for in items 2.1.(a.) and 2.1.(b.) of the Agreement, through the adoption of a legal form that will be timely defined between the Parties.

1.3. Due to the new parameters and conditions referred to in 1.1. and 1.2. regarding the value of the Exercise Price and its payment method, which were established by mutual agreement between the Parties, item 2.1. of the Agreement shall, as of this date, come into force with the following new wording, with the Parties expressly agreeing to the revocation of the former item 2.1.4. of the Agreement, as well as to the renumbering of items 2.1.1. et seq:

“2.1. Exercise Price. The total, clear and legal price to be paid by the Grantee to the Grantors in consideration for the purchase of the Mineral Rights, in the event of exercise of the Call Option governed by this Agreement, will be equivalent to five million, one hundred and sixty thousand United States dollars (US$ 5,160,000.00) (the “Exercise Price”), to be paid upon transfer to the Grantors of as many REA Shares, as defined in 2.1.1. below, as necessary to obtain this value, always rounded up to a higher whole number, if applicable, valued at the closing price of the REA Shares on the date of the Liquidity Event, as defined in 2.1.1. below. This transfer must occur within a maximum period of thirty (30) days after sending the Exercise Notice, in accordance with the procedure set forth in 3.1. below. The payment of the Exercise Price will be made by the Grantee to the Grantors in proportion to the total number of hectares of Mineral Rights owned by each Grantor, determined based on the data indicated in Annexes I. and II. to the Agreement.

2.1.1.
REA Shares. For the purposes of payment of the Exercise Price provided for in 2.1. above and other rules of the Agreement, “REA Shares” shall be considered to be shares issued by REA or its successor or controlling company that are subject to public trading on the Australian Securities Exchange or any other exchange that may replace it (the “ASX”), such trading being the result of any of the following types of liquidity events: (i.) an initial public offering for public trading on the ASX of REA shares, its successor or controlling company (an IPO); (ii.) the merger of the REA into a company whose shares are admitted to trading on the ASX, or the merger by the REA of a public company whose shares are admitted to trading on the ASX; or (iii.) the sale or transfer of controlling interest in the REA to a public company whose shares are admitted to trading on the ASX (hereinafter, a “Liquidity Event”).
2.1.2.
Other provisions applicable to the payment of the Exercise Price upon the transfer of REA Shares . Without prejudice to the provisions of items 2.1 and 2.1.1. Above, the Parties hereby agree that:
2.1.2.1.
Cooperation: the Grantee will use its best efforts to assist the Grantors, to the extent possible, including by recommending service providers, in adopting the procedures required by the ASX, brokerages, or other intermediaries to facilitate the effective receipt of the REA Shares, as set forth in 2.1. above;
2.1.2.2.
Lock-Up: Grantors are aware that Australian law and ASX regulations have specific rules regarding time restrictions on the sale of shares subject to public trading in that country. Therefore, the REA Shares transferred to Grantee may be subject to “lock-up” periods defined by Australian regulatory authorities;
2.1.2.3.
Structure: the Parties shall, by mutual agreement, define the legal-contractual structure to be adopted for the transfer of the REA Shares to the Grantors, taking into account, among others, the tax costs involved, the risks eventually borne, Brazilian law regarding investments abroad and any applicable Australian regulations;
2.1.2.4.
Alternative payment: if, by the end of the Term or the Additional Term, as defined in 5.1. and 5.1.1. below, a Liquidity Event related to the REA Shares does not materialize, as defined in 2.1.1. above, the Grantee may still, at its sole discretion, exercise the Call Option, as provided for in 3.1., upon payment of the Exercise Price in the amount and within the period provided for in 2.1. above, in BRL (Reais), calculated based on the US$ (United States dollar) exchange rate for purchase, published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment, via TED or PIX to the bank accounts held by the Grantors indicated in Annex 1.2. to the Agreement. The payment of the Exercise Price according to this alternative form will also be made by the Grantee to the Grantors in proportion to the total number of hectares of Mineral Rights owned by each Grantor, determined based on the data indicated in Annexes I. and II. to the Agreement.
2.1.3.
Adjustment and interest. No monetary adjustment or interest shall be applied to the Exercise Price timely paid during the term of this Agreement.

2.1.4.
Release and Default. For all legal purposes and effects, the effective transfer, as provided for in Australian law, of REA Shares to the Grantors, or, as the case may be, the presentation of bank receipt confirming the transfer referred to in 2.1.2.4 to the bank accounts held by the Grantors as specified in Annex 1.2. to the Agreement, will imply the granting, by the Grantors to the Grantee, of the fullest, general, irrevocable, and irreversible release regarding the receipt of the Exercise Price, and no further claims or disputes on this matter may be made at any time, in or out of court. In the event of late payment of the Exercise Price, the balance due will be determined on the respective maturity date and, from said date onward, will be subject to (i) a late payment penalty of two percent (2%) of the outstanding balance; and (ii.) interest of half a percent (1%) per month from the due date set forth in 2.1. above, without prejudice to the possibility of adopting applicable legal measures by the Grantors.
2.1.5.
Partial Exercise. Exploration Application. In the event that, on the Exercise Date, as defined in 3.1. below, the Grantee has not yet received the Research Authorization Grant Notice, (i.) the Call Option may be partially exercised, with the exclusion of the Exploration Application (the “Partial Exercise”) and acquisition of only the Rights, with the subsequent (ii.) reduction of the Exercise Price to four million, three hundred and seventy-five thousand, three hundred and fifteen US dollars and eighteen cents (US$ 4,375,315.18), to be paid in the same conditions and proportions established in 2.1 above, being the reduction of seven hundred and eighty-four thousand, six hundred and eighty-four US dollars and eighty-two cents (US$ 784,684.82), equivalent to fifteen point twenty-one percent (15.21%) of the Exercise Price and of the total hectares of the Mineral Rights (the “Partial Exercise Price”); in the event of Partial Exercise of the Call Option, (iii) the Grantee will retain the right to Purchase the Exploration Application for an additional twelve (12) months, counted from the date of the Exercise Notice defined in 3.1. below (the “Residual Option”), for the exercise price of seven hundred and eighty-four thousand, six hundred and eighty-four US dollars and eighty-two cents (US$ 784,684.82) (the “Residual Exercise Price”), with the rules set forth in 2.1., 2.1.1. to 2.1.4. et seq., 3.1. et seq., and 5.1.2. of this Agreement applying to this residual Call Option, with the necessary adaptations.
2.1.6.
Reduction of the Exercise Price. In the event that the area of the Exploration Application is reduced due to overlap with third-party ownership rights or for any other reason, the Exercise Price or Partial Exercise Price, as applicable, shall also be reduced in proportion to the total number of hectares of the Mineral Rights. Such reduction shall be calculated using the following formula: [Hectares excluded from the area of the Exploration Application (/) Total hectares of Mineral Rights, as indicated in Annexes I. and II.] (x) Exercise Price. The reduction of the Exercise Price applies without distinction to the cases of payment in REA Shares or in currency, as provided for in 2.1.1. and 2.1.4., respectively”.

1.4. Exercise of the Call Option. As a consequence of the new rules established in item 2.1. of the Agreement regarding the payment method of the Exercise Price of the Call

Option, the Parties, by mutual agreement, resolve to amend item 3.1. of the Agreement, which shall come into force with the following new wording:

“3.1. Exercise of the Call Option. The Call Option may be exercised at any time during the term of this Agreement, as set forth in 5.1. below. The Grantee must express its intention to exercise the Call Option by sending written notice to the Grantors, in accordance with item 7.9. below (the “Exercise Notice”), in which it must inform the intention to acquire all of the Mineral Rights or to Partially Exercise them, provided that it is authorized, in accordance with item 2.1.5. above. The Exercise Price must be paid under the strict terms and deadline set forth in items 2.1 et seq. above, within a maximum period of thirty (30) days after the Exercise Notice is sent. The date of delivery of the REA Shares to the Grantors or payment in lawful currency, as applicable, provided it is preceded by the Exercise Notice, will be considered the Call Option exercise date (the “Exercise Date”) for all purposes of this Agreement and any legal transactions resulting from the exercise of the Call Option. If the Grantee does not exercise the Call Option within the term of the Agreement, the transaction will terminate at no cost to the Parties, and the Grantors will not be obligated to return the Premium. Furthermore, the data and information obtained and produced by the Grantee in the Mineral Exploration must be sent to the Grantors within ten (10) business days.

3.1.1.
Proof of receipt. Proof of receipt of the Call Option Exercise Notice by the Grantors is not a necessary condition for formalizing its exercise. Grantee may formalize the legal transactions resulting from such Call Option at any time, during the Term of this Agreement, in accordance with the items 5.1., 5.1.1. and 5.1.2. below, provided that after fulfilling the conditions set forth in 3.1. above, subject to the requirements and conditions established in this Agreement.
3.1.2.
Residual Option. The rules set forth in items 3.1. and 3.1.1., and 3.2. et seq., apply to the exercise of the Residual Option set forth in 2.1.5. above, with the necessary adaptations”.

1.5. Fiduciary Sale; Revocation. Finally, also as a consequence of the change in the payment method of the Exercise Price of the Call Option, which, due to the new wording of item 2.1. of the Agreement, will be paid in a single installment, the Parties agree, irrevocably and irreversibly, to the revocation of the obligation to establish a fiduciary sale as collateral that would originally be granted by the Grantee to the Grantors for the payment of an installment of the Exercise Price, with the consequent change in the wording of item 3.2. of the Agreement, which shall, as of this date, be in force with the following new wording:

“3.2. Obligation to assign Mineral Rights. Once the Call Option has been exercised and provided that the conditions set forth in 3.1. above are met, in particular the payment of the Exercise Price, the Grantors will be irrevocably obligated to carry out the sale and consequent transfer of ownership of the Mineral Rights to the Grantee, in accordance with the draft Mineral Rights Assignment Agreement and Other Covenants that is included herein as Annex 3.2.(i.) and, likewise, the Grantee will be irrevocably obligated to acquire the Mineral Rights, in accordance with the terms indicated in its Exercise Notice. In the event of Partial Exercise or the exercise of the Residual Option, the Parties must also adopt the draft in Annex 3.2.(i.), implementing the appropriate adaptations.

3.2.1.
Formalization of transfer of Mineral Rights. Within a maximum period of ten (10) business days from the Exercise Date, the Grantors and the Grantee shall promote the signature of the private instrument of the Mineral Rights Assignment Agreement and Other Covenants, the draft of which is included herein as Annex 3.2.(i), as well as the Instruments of Assignment of Mineral Rights that are included herein as Annexes 3.2.1.(i.) to 3.2.1.(iv.), and, within a maximum period of fifteen (15) days from such signature, shall promote the endorsement and registration of one of them with the ANM, notary offices or any other applicable body, at the expense of the Grantee, and the Grantors undertake to present, within a maximum period of five (5) business days, any and all documents that are reasonably required by the Grantee, or by the person responsible for the endorsement and/or registration, as applicable. In the event of Partial Exercise or the exercise of the Residual Option, the Parties must adopt the draft in Annex 3.2.1.(ii.), implementing the appropriate adaptations.
3.2.2.
Power of Attorney. In the event that it is not possible for the Grantors to comply with the term provided for in 3.2.1. above, and in order to enable the implementation of the Call Option and the formalization of the transfer of the Mineral Rights to the Grantee, the Grantors hereby grant to the Grantee an irrevocable power of attorney in their own name, the drafts of which form part of this instrument in its Annex 3.2.2., so that the latter may adopt, on behalf of the Grantors, any and all actions necessary to formalize the transfer of the Mineral Rights to its ownership, including the execution of the private instrument of the Mineral Rights Assignment Agreement and Other Covenants, which forms part of this instrument as its Annex 3.2.(i.), of the respective Instruments of Assignment of Mineral Rights, which form part of this instrument as its Annexes 3.2.1.(i.) to 3.2.1.(iv.) and of public or private instruments, if applicable, including the transfer forms before the ANM. The powers of attorney provided for in this item may also be used to exercise the Residual Option”.

1.6. Assignment Agreement; Adaptations. In the event that the Grantee exercises the Call Option, as provided for in item 3.1. of the Agreement, the draft of the private instrument of the Assignment Agreement for Mineral Rights and Other Covenants, which is included in the Agreement as Annex 3.2.(i.) and is intended to formalize the transfer of the Mineral Rights to the Grantee, under the strict terms set forth in item 3.2 of the Agreement, must be adapted to reflect, “mutatis mutandis”, the terms and conditions established in the new wording of item 2.1 and its respective subitems of the Agreement, as amended by this First Amendment, as well as the revocation of the fiduciary sale guarantee provided for in item 1.5 above.

CLAUSE II.

TERM.

2.1. Term. Additional Premium. The Parties resolve to extend the term of the Agreement, from February 20, 2025 to June 30, 2026, such extension being subject to payment, by the Grantee to the Grantors, by June 30, 2025 or by the date of the Exercise Notice, whichever occurs first, of an additional premium in the amount in BRL (Reais)

equivalent to one million US dollars (US$ 1,000,000.00), calculated based on the US$ (US dollar) exchange rate for purchase, published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment (the “Additional Premium”). The Additional Premium will be paid by the Grantee to the Grantors, in Brazilian currency, proportional to the total number of hectares of Mineral Rights owned by each Grantor, determined based on the data indicated in Annexes I. e II. to the Agreement, by wire transfer to the current account of the Grantors indicated in Annex 1.2. to the Agreement.

2.2. Term. Supplementary Premium. If, by June 30, 2026, a Liquidity Event does not materialize, as defined in the new wording of item 2.1.1 of the Agreement, the term established in item 2.1. may be extended for up to two (2) additional periods of 135 days each, upon payment, for each extension, of a supplementary premium in the amount of BRL (Reais) equivalent to three hundred thousand US dollars (US$ 300,000.00), calculated based on the US$ (United States dollar) exchange rate for purchase, published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment (the “Supplementary Premium”). The Supplementary Premium will be paid by the Grantee to the Grantors, in Brazilian currency, proportional to the total number of hectares of Mineral Rights owned by each Grantor, determined based on the data indicated in Annexes I. e II. to the Agreement, by wire transfer to the current account of the Grantors indicated in Annex 1.2. to the Agreement.

2.3. As a consequence of the new rules established in items 2.1. and 2.2. above, the Parties, by mutual agreement, resolve to amend item 5.1. of the Agreement, which shall come into force with the following new wording:

“5.1. Term. The provisions of this Agreement shall be valid and effective from the date of its execution until June 30, 2026, extendable as set forth in 4.3. and 4.3.1. above (the “Term”). If, however, by June 30, 2025, or by the date of the Exercise Notice provided for in 3.1. above, whichever occurs first, the Grantee does not make payment to the Grantors of an additional premium in the amount in BRL (Reais) equivalent to one million US dollars (US$ 1,000,000.00), calculated based on the US$ (US dollar) exchange rate for purchase, as published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment (the “Additional Premium”), the Term established herein shall be considered, for all legal purposes, to have ended on February 20, 2025. The Additional Premium provided for in this item shall be paid by the Grantee to the Grantors, in Brazilian currency, proportional to the total number of hectares of Mineral Rights owned by each Grantor, determined based on the data indicated in Annexes I. and II. to the Agreement, by making a TED or PIX transfer to the bank accounts held by the Grantors indicated in Annex 1.2. to the Agreement. Before the end of the term provided for in this item, neither Party is permitted to terminate or unilaterally terminate the provisions of this Agreement, except in the cases expressly provided for herein.

5.1.1.
Supplementary Term. If, by the end of the Term established in 5.1. above, a Liquidity Event related to the REA Shares has not yet materialized, as defined in item 2.1.1. above, the Grantee will have the irrevocable and irreversible right to extend the Term of Validity for up to two (2) additional periods of one hundred and thirty-five (135) days each, upon prior payment, for each extension, of a supplementary premium in the lawful currency, in the amount of BRL (Reais) equivalent to three hundred thousand US dollars (US$ 300,000.00), calculated based on the US$ (United States dollar) exchange rate for purchase, published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment (the “Supplementary Premium”). The Supplementary Premium (or each Supplementary Premium, if applicable) shall be paid by the Grantee to the Grantors, in Brazilian currency, proportional to the total number of hectares of Mineral Rights owned by each Grantor, determined based on the data indicated in Annexes I. and II. to the Agreement, by making a TED or PIX transfer to the bank accounts held by the Grantors indicated in Annex 1.2. to the Agreement until the business day immediately prior to the end of the Term.
5.1.2.
Residual Option. Especially in the case provided for in 2.1.5. above, and provided that the Grantee partially exercises the Call Option, this Agreement will be extended for an additional twelve (12) months period, starting from the Exercise Notice date defined in 3.1. below, so that the Grantee has the right to exercise the Residual Option with respect to the Exploration Application, as outlined above”.

CLAUSE III.

DUE DILIGENCE, RATIFICATION AND MISCELLANEOUS.

3.1. The Parties declare that the Feasibility Study and Due Diligence provided for in “CLAUSE 4. DUE DILLIGENCE AND EXPLORATION RIGHT” were regularly and timely completed by the Grantee, finalized, and therefore resolve, deeming the obligations of the Grantors established in items 4.1 to 4.3 of the Agreement to be satisfied and fulfilled.

3.2. Definitions. All defined terms used in this First Amendment shall have the meaning assigned to them in the Agreement, unless otherwise specifically established in this First Amendment.

3.3. Binding, Ratification and Entire Agreement. This First Amendment shall become an integral part of the Agreement for all legal purposes and effects. All clauses, terms, and conditions set forth in the Agreement that have not been expressly amended by this First Amendment remain in force and are hereby ratified by the Parties. This First Amendment, together with the Agreement, creates the entire agreement among the Parties regarding the matters creating the Call Option, superseding all previously executed documents and understandings previously reached among the Parties.

3.4. Irrevocability. This First Amendment is signed on an irrevocable and irreversible basis, not allowing for withdrawal under any circumstances, and is binding on the Parties and their heirs and successors in any capacity.

3.5. Amendments. Amendments to this First Amendment will only be valid when executed in writing and signed by the legal representatives of all Parties.

3.6. Assignment. The rights and obligations arising from this First Amendment may not be assigned or transferred, in whole or in part, by either Party to third parties other than Authorized Assignees, as defined in item 1.4 of the Agreement, except with the prior or express consent of the other Party.

3.7. Honesty and good faith. The Parties mutually and expressly declare that this First Amendment was entered into in compliance with the principles of honesty and good faith, through a free, conscious, and firm expression of the will of the Parties, and in a perfectly equitable relationship.

3.8. Notices. All notifications, notices related to this first Amendment or the Agreement must be in writing and will be deemed received on the delivery date, if delivered in person, on the date of actual receipt, if sent by post, or on the date of dispatch, if sent by email. These notices, notifications, and communications will be sent to the addresses indicated in item 7.9 of the Agreement or in this preamble, or to any other address that may be communicated in writing by one Party to the other, by written communication.

3.9. Specific Performance. All commitments and obligations assumed in this First Amendment by the Parties and the Consenting Intervening Parties are subject to specific performance, according to the articles 497, 501 and 815 et seq. of the Civil Procedure Code, with this First Amendment serving as an instrument enforceable out of court, according to the article 784, III, of the Civil Procedure Code.

3.10. Jurisdiction. The Parties hereby elect the Judicial district of the Capital of the State of São Paulo to resolve any doubts, disputes, or controversies arising from this First Amendment, to the exclusion of any other, however privileged it may be or may become.

3.11. Signatures. The Parties agree that this First Amendment will be executed electronically by the Parties, but not through electronic certificates issued by the Brazilian Public Key Infrastructure - ICP-Brasil, as provided in article 10, §2 of Provisional Measure No. 2,220-2, and article 784, §4, of the Civil Procedure Code, stating that any form of electronic record will be sufficient for its truthfulness, authenticity, integrity, validity, and effectiveness, as well as for the respective binding of the Parties to its terms. The Parties also agree that the electronic signature of this First Amendment does not prevent or impair its enforceability, and shall be considered, for all legal purposes, an instrument enforceable out of court, as provided in 3.8. above. The Parties further acknowledge that (i.) even if either Party electronically signs this First Amendment in a different location, the place of execution of this First Amendment is, for all purposes, the City of São Paulo, State of São Paulo, as indicated below; and (ii.) the execution date of this First Amendment will be considered, for all intents and purposes, the date indicated below, notwithstanding the date on which the last electronic signature is executed.

In witness whereof, the Parties electronically execute this First Amendment to the Call Option Agreement for Mineral Rights and Other Covenants, through the platform D4Sign, www.d4sign.com.br.

São Paulo, April 1, 2025.

Parties:

/s/ Luiz Antônio Vessani	/s/ Marcos de Alencastro Curado

TERRA GOYANA MINERADORA LTDA.

p. Luiz Antônio Vessani and Marcos de Alencastro Curado

/s/ Reinaldo Tito Teixeira Noronha

BAUTEK MINERAIS INDUSTRIAIS LTDA.

p. Reinaldo Tito Teixeira Noronha

/s/ Luiz Antônio Vessani

EDEM EMPRESA DE DESENVOLVIMENTO EM MINERAÇÃO E PARTICIPAÇÕES LTDA.

p. Luiz Antônio Vessani

/s/ Reinaldo Tito Teixeira Noronha

SINTERTEC MINERAIS INDUSTRIAIS LTDA.

p. Reinaldo Tito Teixeira Noronha

/s/ João Paulo Agapito da Veiga	/s/ Renato Aureo de Paula Gonzaga

ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA.

p. João Paulo Agapito da Veiga and Renato Aureo de Paula Gonzaga

Consenting Intervening Parties:

/s/ Bernardo Sanchez Agapito da Veiga	/s/ Dominic Paul Allen

RARE EARTHS AMERICAS PTY LTD.

p. Bernardo Sanchez Agapito da Veiga and Dominic Paul Allen

/s/ Marcos de Alencastro Curado

SANTÍSSIMA TRINDADE PARTICIPAÇÕES LTDA.

p. Marcos de Alencastro Curado

/s/ Marcos de Alencastro Curado Filho	/s/ Luiz Antônio Vessani

SUPERGRAN MINERAÇÃO LTDA.

p. Marcos de Alencastro Curado Filho and Luiz Antônio Vessani

/s/ Reinaldo Tito Teixeira Noronha

NORTEK PARTICIPAÇÕES LTDA.

p. Reinaldo Tito Teixeira Noronha

/s/ Reinaldo Tito Teixeira Noronha

SINTERTEC HOLDING, LTD.

p. Reinaldo Tito Teixeira Noronha

/s/ Leandro Rocha Scislewski

LEANDRO ROCHA SCISLEWSKI

/s/ José Lincoln Gambier Costa

JOSÉ LINCOLN GAMBIER COSTA

/s/ Gustavo Alves Guerra

GUSTAVO ALVES GUERRA

/s/ Luiz Antonio Vessani

LUIZ ANTONIO VESSANI